Exhibit 5.1

June 18, 2024

UroGen Pharma Ltd.

9 Ha’Ta’asiya Street

Ra’anana 4365007

Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We, Erdinast Ben Nathan Toledano & Co., have acted as Israeli counsel to UroGen Pharma Ltd., an Israeli company (the “Company”), in connection with the underwritten public offering (the “Offering”) by the Company, contemplating (i) the issuance and sale by the Company of 5,000,000 ordinary shares, nominal value NIS 0.01 per share (“Ordinary Shares”) of the Company (the “Offering Shares”); (ii) the potential issuance and sale by the Company of up to 921,428 additional Ordinary Shares (the “Additional Shares”) that are subject to an option to purchase additional shares granted by the Company to the underwriters of the Offering; and (iii) 1,142,857 Ordinary Shares (the “Warrant Shares”) issuable upon exercise of certain pre-funded warrants issued by the Company (the “Pre-Funded Warrants”) (Offering Shares, Additional Shares and Warrant Shares collectively, the “Shares”), all pursuant to a Registration Statement (File No. 333-268398), as amended, on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares dated June 17, 2024, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act (together with the Base Prospectus, the “Prospectus”).

In connection herewith, we have examined solely copies of: (i) the Registration Statement and the Prospectus; (ii) the articles of association of the Company filed as exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, incorporated by reference into the Registration Statement (the “Articles”); (iii) resolutions of the Company’s board of directors (the “Board”) which relate to the filing of the Registration Statement and the actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively, without independent investigation or verification, upon certificates of, and other communications with, officers of the Company. We have also made inquiries of such officers, and such examinations of Israeli laws as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In making the examination described above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, conformity and completeness of all documents submitted to us and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the veracity of all facts communicated to us by the Company and its officers, and we have assumed that all consents, resolutions and minutes of meetings of the Board, which have been provided to us are complete, true and accurate, have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws and that there are no additional contrast consents, resolutions and minutes which have not been presented to us.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and secured parties; (ii) the effect of general principles of equity, whether applied in a proceeding in equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; (iii) the exercise of judicial or administrative discretion; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (v) the effect of statutes of limitations.

Based upon and subject to the foregoing we are of the opinion that, (i) upon payment to the Company of the consideration per Share, in such amount and form as described in the Registration Statement and the Prospectus, the Offering Shares and Additional Shares, when issued and sold in the Offering as described in the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, and (ii) upon payment of the exercise price per Warrant Share underlying the Pre-Funded Warrants, the Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants as described in the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

Our attorneys are members of the Israeli Bar Association of the State of Israel and the opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, in respect of any other matters, except as expressly stated above. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes or to update our opinions.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they do not constitute guarantees or warranties as to how a court may rule on such matters and should not be construed as such.

This opinion is governed shall be exclusively governed by the laws of the State of Israel under all and any circumstances, and under all and any proceedings shall be determined exclusively by the competent courts in the city of Tel Aviv, Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

We consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement and to the reference to our firm appearing under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Erdinast Ben Nathan Toledano & Co.

By:	/s/ Yaron Sobol
Yaron Sobol, Adv.